UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2012, Tim Hortons Inc. (the “Corporation”) issued a press release containing financial information regarding its fourth quarter and fiscal year 2011 financial results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

Dividends. On February 23, 2012, the Corporation also announced that its Board of Directors has approved a 23.5% increase in the quarterly dividend to Cdn.$0.21 per common share and declared the first quarterly dividend at the new rate. The dividend is payable on March 20, 2012 to shareholders of record on March 5, 2012. The declaration of any and all future dividends is subject to the Board’s discretion. The full text of the Corporation’s press release relating to the increase in the quarterly dividend and dividend declaration is attached hereto as Exhibit 99.2.

Share Repurchase Program. On February 23, 2012, the Corporation announced that the Board has approved a new share repurchase program, and that the Corporation had received regulatory approval from the Toronto Stock Exchange (“TSX”) for the share repurchase program (the “2012 program”) authorizing the repurchase of up to Cdn.$200 million in common shares, not to exceed the regulatory maximum of 13,668,332 shares, representing 10% of the Corporation’s “public float” as of February 20, 2012 (as defined under TSX rules). The 2012 program is planned to commence March 5, 2012 and continue until March 4, 2013, unless earlier terminated due to: the achievement of the Cdn.$200 million maximum; the purchase of the regulatory maximum of 13,668,332 shares; or at the Corporation’s discretion, subject to compliance with regulatory requirements. There can be no assurance as to the precise number of shares that will be repurchased under the 2012 Program, or the aggregate dollar amount of the shares purchased. The Corporation may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the 2012 Program will be cancelled.

Subject to the negotiation and execution of a broker agreement, the Corporation’s common shares will be repurchased under the 2012 Program through a combination of a 10b5-1 automatic trading plan, and at management’s discretion in compliance with regulatory requirements, and given prevailing market, cost, and other considerations.

Repurchases will be made through the facilities of the TSX (and/or other Canadian marketplaces), the New York Stock Exchange (“NYSE”), or by such other means as may be permitted by the TSX and/or NYSE, and under applicable laws, including private agreements permitted under issuer bid exemption orders issued by a securities regulatory authority in Canada. Purchases made by way of private agreements under an issuer bid exemption order by a securities regulatory authority will be at a discount to the prevailing market price as provided in the exemption order.

Further information regarding the 2012 Program is set forth in the press release attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued by the Corporation dated February 23, 2012 regarding the release of the fourth quarter and fiscal year 2011 financial results and other information.

Exhibit 99.2	Press release issued by the Corporation dated February 23, 2012 announcing the declaration of Cdn.$0.21 per common share quarterly dividend.

Exhibit 99.3	Press release issued by the Corporation dated February 23, 2012 announcing a new Cdn.$200 million 2012 share repurchase program planned to commence in the first quarter of 2012.

Exhibit 99.4	Safe Harbor Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: February 23, 2012	By:	/s/ JILL E. AEBKER
Jill E. Aebker Senior Vice President and Secretary